UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005

First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

142 East First Street, Mountain Grove, Missouri		65711
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (417) 926-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments

        On July 29, 2005, First Bancshares, Inc. ("First Bancshares"), the holding company for First Home Savings Bank ("Bank"), announced that the Bank determined that there had been further adverse development with respect to its largest substandard borrower and adverse developments with respect to certain loans in the Bank's loan portfolio. As a result, First Bancshares announced that it would increase its allowance of loan losses by $1,765,000 during the quarter ended June 30, 2005.

Item 9.01 Financial Statements and Exhibits

            (c)        Exhibits

            99.1     Press Release of First Bancshares, Inc. dated July 29, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST BANCSHARES, INC.

Date: July 29, 2005	By: /s/ Charles W. Schumacher
Charles W. Schumacher
Chairman, President and Chief Executive Officer

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Exhibit 99.1

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FIRST BANCSHARES, INC. REPORTS INCREASE IN RESERVES

Mountain Grove, Missouri (July 29, 2005) - Charles W. Schumacher, President, Chief Executive Officer and Chairman of the Board of First Bancshares, Inc. (NASDAQ - FstBksh: FBSI) and its subsidiary, First Home Savings Bank ("Bank"), today announced that it would increase its allowance for loan losses by $1,765,000 for the year ended June 30, 2005.  The increase is in connection with the Bank's determination that there had been further adverse developments with respect to certain loans in the Bank's loan portfolio. The approximate after tax effect of this increase in the allowance for loan losses is a $1,111,950 reduction in net income for the year ended June 30, 2005.

The additional reserve consists of three components. The first is a $670,000 additional reserve allocation attributable to the Bank's largest substandard borrower with respect to certain collateral that secures the loans, which is as a result of a bankruptcy court ruling in favor of the Internal Revenue Service. The second is a $870,000 additional reserve allocation attributable to a number of loans that were recently classified following an examination of the Bank by its federal and state regulators. The third is a $225,000 additional reserve allocation attributable to the Bank's classification of asset process for determining the adequacy of its allowance for loan losses, which indicated, as a result of the historical loss experience of certain loan pools, an increase in the allowance was warranted.

The Bank is also evaluating any further potential liability it may have with respect to the letters of credit that were issued in connection with the loans to its largest substandard borrower. The Bank is unable, at this time, to estimate the amount of or range of additional costs and legal fees that may be incurred.

First Home Savings Bank is a state chartered savings bank and conducts its business from its home office in Mountain Grove, Missouri and nine full service branch facilities in Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, developments with respect to the impaired loan. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company= s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to changes in credit and other risks posed by the Company's loan portfolio, the bankruptcy of the borrower and the Company= s ability to collect on guarantees. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statements.

For further information, contact:

Charles W. Schumacher
President and Chief Executive Officer
(417) 926-5151

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